Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement on Form S-3 of Heron Therapeutics, Inc. of our reports dated February 18, 2016 relating to the consolidated financial statements and the effectiveness of internal control over financial reporting of Heron Therapeutics, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ OUM & CO. LLP

San Francisco, California

July 29, 2016